Exhibit 99.1

August 8, 2022 08:30 AM Eastern Daylight Time

Air Industries Group Announces Financial Results for the Three and Six Months Ended June 30, 2022

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced its financial results for the three and six months ended June 30, 2022.

Second Quarter 2022 Comparisons

●	Consolidated net sales for the three months ended June 30, 2022 were $14.0 million, decreasing $1.4 million or (9%) from $15.5 million in the 2021 period. Second quarter net sales increased $1.9 million or 16% from $12.1 million in the first quarter ended March 31, 2022.

●	Consolidated gross profit for the three months ended June 30, 2022 was $2.4 million, decreasing $180,000 from $2.6 million in the 2021 period. Consolidated gross profit for the 2022 second quarter increased by $346,000 or 17% from $2.1 million in the first quarter of 2022. Gross profit margin was 17.3% for the quarter ended June 30, 2022; 16.8% for the quarter ended June 30, 2021; and 17.2% for the quarter ended March 31, 2022.

●	Operating expenses for the three months ended June 30, 2022 were $2.2 million, essentially unchanged from $2.2 million in the 2021 period. Operating expenses for the second quarter of 2022 increased by $300,000 or 16% from $1.9 million in the first quarter of 2022.

●	Operating income for the three months ended June 30, 2022 was $250,000, decreasing $192,000 from $442,000 in the 2021 period. Operating income for the second quarter of 2022 increased by $43,000 or 20% from $207,000 for the first quarter of 2022.

●	Interest and financing costs for the three months ended June 30, 2022 were $289,000, a decrease of $44,000 compared to $333,000 in the 2021 period. Interest and financing costs for the second quarter of 2022 decreased by $34,000 compared to $323,000 in the first quarter of 2022.

●	Net loss for the three months ended June 30, 2022 was $7,000, compared with net income of $239,000 in the 2021 period. The net loss for the first quarter ended March 31, 2022, was $28,000.

Six Months 2022 Comparisons

●	Consolidated net sales for the six months ended June 30, 2022 were $26.1 million, decreasing $3.1 million or (11%) from $29.2 million in the 2021 six month period.

●	Consolidated gross profit for the six months ended June 30, 2022 was $4.5 million, a slight increase from $4.4 million in the 2021 period. Gross profit margin was 17.3% for the six months ended June 30, 2022, compared with 15.1% reported for the same period of 2021.

●	Operating expenses for the six months ended June 30, 2022 were $4.0 million, increasing $111,000 from $3.9 million in the 2021 period.

●	Operating income for the six months ended June 30, 2022 was $457,000, slightly below the $467,000 reported for the 2021 period.

●	Interest and financing costs for the six months ended June 30, 2022 were $612,000, a decrease of $18,000 compared to $630,000 in the 2021 period.

●	Net loss for the six months ended June 30, 2022 was $35,000, compared with net income of $87,000 in the 2021 period.

Reconciliation of Net (Loss) to Adjusted EBITDA

Adjusted EBITDA	Six Months Ended
June 30, 2022
Net (Loss)	$(35,000)
Add-backs to EBITDA
Interest Expense	612,000
Taxes	-
Depreciation & Amortization	1,339,000
EBITDA	$1,916,000
Add-backs to Adjusted EBITDA
Stock Compensation	315,000
Adjusted EBITDA	$2,231,000

CEO Commentary

Lou Melluzzo, CEO of Air Industries said, “The Company continued to make progress in the second quarter of 2022 – a challenging period during which, like most manufacturing businesses, we faced significant supply chain disruptions affecting the availability of raw materials. Nevertheless, comparing our 2022 second quarter performance to this year’s first quarter, which reflected a similar operating environment, net sales were up 16%, consolidated gross profit was up nearly 17%, and operating income rose nearly 20%.

“The raw material delays and delays in outside processing, regrettably, impeded the production of some customer orders, which largely contributed to the decrease in sales compared with the year-ago quarter and six month periods. That said, the recent periods demonstrate the advantages of Air Industries’ diverse mix of stable aircraft product platforms and customers. While sales declined overall for the first half of 2022 versus 2021, we experienced solid increases in some platforms, namely the Northrup Grumman E2-D, and the Pratt & Whitney Geared Turbo Fan. We also saw increased volume of assemblies for the Sikorsky CH-53 helicopter.

“We are working diligently to address the current challenging environment. In particular, we are continuing our vertical integration strategy, which is designed to improve efficiency and shorten production times. Our in-house painting facility is up and running, and undergoing qualification, and we are establishing a function at our Sterling operation that should facilitate the assembly process for a substantial customer order.

“The long-term prospects for our marketplace are strong. We attended the recent Farnborough Airshow, one of the key events for the aerospace industry, where the tone was generally upbeat. For example, demand remains substantial for the Lockheed Martin F-35 Joint Strike Fighter, which is the best-in-world fifth-generation fighter aircraft, and the fighter aircraft program of record for allied militaries around the globe.

“We are continuing to position Air Industries for enhanced performance in our growing industry through investments in vertically integrated processes and capital equipment to make us an even more valuable partner to our aerospace and defense customers, while pursuing expanded business development and sales efforts.”

Additional information about the Company can be found in its filings with the SEC and by visiting the website at www.airindustriesgroup.com.

Investor Conference Call

Management will host a conference call on Monday, August 8, 2022 at 4:15 PM Eastern Time

Conference Toll-Free Number 888-378-4398

Passcode – 348 775

ABOUT AIR INDUSTRIES GROUP is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com

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